UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2016 (September 30, 2016)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, Martin W. Daley, former Executive Vice President—Plant Operations, Gas, of Dynegy Inc. (“Dynegy”), was appointed to the position of Executive Vice President and Chief Operating Officer of Dynegy effective October 1, 2016. In this capacity, Mr. Daley will be responsible for managing all of Dynegy’s Plant Operations and Operations Support functions. He will continue to report directly to Dynegy’s President and Chief Executive Officer, Robert C. Flexon, and serve on the executive management team.

Mr. Daley, age 61, most recently served as Executive Vice President—Plant Operations, Gas since April 2015, Vice President and General Manager, Gas Operations from July 2011 to April 2015, Managing Director, Asset Management—Eastern Region from March 2007 to June 2011, and as Senior Director, Regulatory Affairs & Administrative Services from February 2001 to March 2007. Mr. Daley joined Dynegy from Central Hudson Gas & Electric in February 2001.

Mr. Daley was not appointed pursuant to any arrangement or understanding between himself and any other person. There are no relationships between Mr. Daley and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Daley’s appointment, his annual salary was increased to $500,000. Mr. Daley’s participation in each of the Dynegy Executive Participation Plan and Dynegy Severance Plan will remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: October 4, 2016	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer